Exhibit 99.2

Product and Segment Revenues
Unaudited
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Product revenues:
Carrier Systems	$112,289	$73,148	$199,039	$131,241
Business Networking	35,699	32,165	72,062	58,622
Loop Access	36,239	45,048	78,648	87,525
Total	$184,227	$150,361	$349,749	$277,388

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$77,062	$44,971	$128,844	$81,333
Optical Access (included in Carrier Systems)	22,008	16,128	42,924	27,387
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	33,029	27,902	65,912	50,085
Total Growth Products	132,099	89,001	237,680	158,805
Percentage of Total Revenue	72%	59%	68%	57%

HDSL (does not include T1) (included in Loop Access)	34,049	42,174	74,994	82,104
Other Products (excluding HDSL)	18,079	19,186	37,075	36,479
Total Traditional Products	52,128	61,360	112,069	118,583
Percentage of Total Revenue	28%	41%	32%	43%

Total	$184,227	$150,361	$349,749	$277,388

Segment Revenues:
Carrier Networks	$150,492	$117,579	$282,852	$217,103
Enterprise Networks	33,735	32,782	66,897	60,285
Total	$184,227	$150,361	$349,749	$277,388

Sales by Geographic Region:
United States	$160,804	$142,046	$313,917	$262,346
International	23,423	8,315	35,832	15,042
Total	$184,227	$150,361	$349,749	$277,388